-exhibit 24-

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Angela C. Burgess, James E. Christenson, Julia M. DeShaw and Michael G. Wooldridge, or either of them, the undersigned’s true and lawful attorney-in-fact to:

(1)	Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Herman Miller, Inc. (the “Company”), Forms 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder:

(2)	Do and perform any and all acts for and on behalf of the undersigned which may be necessary to complete and execute any such Form 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of July 2, 2012.

/s/ Louise M. McDonald ——————————————— Louise M. McDonald

CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated Angela C. Burgess, James E. Christenson, Julia M. DeShaw and Michael G. Wooldridge to execute and file on the undersigned’s behalf all Forms 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned’s ownership of or transactions in securities of Herman Miller, Inc. The authority of Angela C. Burgess, James E. Christenson, Julia M. DeShaw and Michael G. Wooldridge under this Statement shall continue until the undersigned is no longer required to file Forms 4 and 5 with regard to the undersigned’s ownership of or transactions in securities of Herman Miller, Inc., unless earlier revoked in writing. The undersigned acknowledges that Angela C. Burgess, James E. Christenson, Julia M. DeShaw and Michael G. Wooldridge are not assuming, nor is Herman Miller, Inc. or Varnum, Riddering, Schmidt & Howlett, assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated: July 2, 2012	/s/ Louise M. McDonald ——————————————— Louise M. McDonald